Exhibit 3.219

ARTICLES OF INCORPORATION

OF

OVERALL LAUNDRY SERVICES, INC.

KNOW ALL MEN BY THESE PRESENTS: That the undersigned, for the purpose of forming a corporation under the Washington Business Corporation Act hereby certifies and adopts in duplicate the following Articles of Incorporation:

ARTICLE I

NAME

The name of this corporation is: Overall Laundry Services, Inc.

ARTICLE II

DURATION

The corporation’s existence is perpetual.

ARTICLE III

PURPOSES AND POWERS

3.1. The purposes for which the corporation is organized are:

(a) To engage in the business of providing commercial laundry and cleaning services, uniforms, supplies, equipment and related businesses.

(b) To purchase or otherwise acquire, hold, own, sell or otherwise dispose of improved or unimproved real property and tangible or intangible personal property, including, without limitation, goods, wares and merchandise of every description and the securities and obligations of any issuer, whether or not incorporated.

(c) To engage in generally and carry on any lawful business or trade which may, in the judgment of the Board of Directors, at any time be necessary, useful or advantageous to this corporation.

3.2. In furtherance of and not in limitation of the general powers conferred by the laws of the State of Washington, it is expressly provided that this corporation shall also have the following powers:

(a) To apply for and obtain any and all licenses, permits or other authorizations which are or may be required in order for this corporation to perform any or all of its aforesaid purposes.

(b) To acquire by purchase or otherwise and to own, hold, cancel, reissue, sell, pledge and otherwise deal in the stock of this corporation (or rights or options to purchase or sell stock of this corporation), provided that the money or property of the corporation shall not be used for purchase of shares of its own stock when such use would cause any impairment of the capital of the corporation. The corporation shall not be entitled to vote, either directly or indirectly, any shares of its own stock which it may hold.

(c) To acquire by purchase rights, options or otherwise to own, hold, cancel, reissue, sell, pledge and otherwise deal in the bonds, debentures, notes and other securities and obligations of this corporation.

(d) To borrow money and give security therefor.

(e) To enter into, make, perform and carry out contracts of every kind for any lawful purposes, with any individual, entity, firm, association, or corporation, or with any governmental, municipal or public authority, domestic or foreign.

(f) To do everything necessary, proper, convenient or incidental to the accomplishment of the purposes of this corporation, or which is calculated directly or indirectly to promote the welfare or interests of the corporation or enhance the value or render profitable any of its property or rights.

(g) To do any and all of the things in this article set forth to the same extent a natural person might or could do, and in any part of the world, as principals, agents, contractors, trustees, or otherwise, either alone or in company with others.

(h) To lend money to its employees, including officers, and its directors.

(i) To indemnify directors, trustees, officers, employees or agents of the corporation in any manner and with respect to any matter now or hereafter permitted by statute.

(j) To make any and all distributions of assets, cash or property out of surplus, capital surplus or earned surplus without any vote of shareholders and in any manner now or hereafter permitted by statute.

(k) To engage in any business or trade or enter into any transaction now or hereafter permitted by statute.

ARTICLE IV

SHARES

4.1. Number. The total number of shares authorized and which may be issued by this corporation is 1000 shares of $1 par value non-voting common shares and 10,000 shares of $1 par value voting preferred shares.

4.2. Preference Dividends. The holders of preferred shares shall be entitled to receive out of the surplus of the corporation or out of the net earnings of the corporation, dividends at the rate of Twelve percent per annum per share, payable Semiannually on April 1 and October 1, in priority to any dividends on the common shares of the corporation. The dividends at the rate of Twelve percent per annum on the preferred shares shall be cumulative from the date of issue. No dividend shall be paid or set aside for payment on the common shares of the corporation in any fiscal year unless an annual dividend on the preferred shares has been paid or set apart for payment in full.

4.3. Dissolution. Upon the dissolution or liquidation of the corporation, or upon any distribution of its assets by way of return of capital, the holders of preferred shares shall be entitled to receive and be paid the sum of $100.00 for each of such preferred shares held by them.

4.4. Redemption. The preferred shares shall be redeemable at any time as a whole or as a part at the option of the Board of Directors of the corporation to be exercised by the affirmative vote of two-thirds of the members of the Board, and upon notice given as hereinafter provided, at $100.00 per share, plus any accumulated unpaid dividends, plus a premium in accordance with the following table:

If redemption occurs between:	Premium is:
5/1/81-4/30/82	$1.00
5/1/82-4/30/83	$2.00
5/1/83-4/30/84	$3.00
5/1/84-4/30/85	$4.00
5/1/85-4/30/86	$5.00
5/1/86-4/30/87	$4.00
5/1/87-4/30/88	$3.00
5/1/88-4/30/89	$2.00
5/1/89-4/30/90	$1.00
5/1/90 and thereafter	$0

If the corporation shall at any time elect to redeem less than the whole of the outstanding preferred shares, it shall either select by lot, in such manner as its Board of Directors shall determine, the shares to be redeemed, or redeem such proportion of such preferred shares held by each holder thereof as (a) the aggregate par amount of such preferred shares then to be redeemed shall bear to (b) the total par amount of such preferred shares then outstanding; provided that, if the redemption of such proportion of the preferred shares, held by any such holder, would require the redemption of a fraction of a share thereof, the corporation may redeem the whole of such share. If the corporation shall elect to redeem all or any of the preferred shares, notice of such election shall be given by mailing the same to every holder of record of preferred shares any of whose shares are then to be redeemed, on a date not less than 60 days nor more than 80 days prior to the date designated in such notice as the date of the redemption of preferred shares, at the address of such holder as the same shall appear on the books of the corporation. Such notice shall state that on the date therein specified the corporation will redeem all the preferred shares represented by or included in the certificates which shall be specified by number in such notice, or a specified number of such shares, as the case may be, upon the surrender for cancellation, duly endorsed, of the certificate or certificates representing or including the shares to be redeemed. If the corporation shall give notice of redemption as herein provided, and shall, on or before the date specified in such notice for the redemption of any such shares, deposit the amount of the redemption price thereof with a bank having an office in the City of Seattle, Washington, designated in such notice of redemption, all shares of preferred shares to be redeemed as set forth in such notice shall be deemed to have been redeemed on the date so specified, whether or not the certificates for such shares shall be surrendered for redemption and cancelled; and such shares of preferred shares called for redemption shall, from and after such date, cease to represent any interest whatever in the corporation or its property or to have any right to vote; and the holders thereof shall have no rights, other than the right to receive, from and out of such deposit, such redemption price, without any dividends or interest from or after the date so specified.

4.5. Antidilution. Without the affirmative vote or written consent of the holders of more than 60% in amount of the preferred shares at the time outstanding, the corporation shall not (a) increase the authorized amount of the preferred shares, or create any shares on a parity with the preferred shares or any stock having priority over the preferred shares or alter or change the preferences of such preferred shares, or (b) issue any additional common shares without giving the holders of preferred shares an opportunity to participate in the issue on a standing equal to the other offerees, or (c) create any mortgage, lien, security interest, or other encumbrance upon any of the property or assets of the corporation, except indebtedness incurred for a corporate purpose included within paragraph 3.1(a) of these articles.

ARTICLE V

COMMENCEMENT OF BUSINESS

The corporation shall not commence business until consideration of the value of at least Five Hundred Dollars has been received for the issuance of shares.

ARTICLE VI

GENERAL PROVISIONS

6.1. Amendment of Articles. The corporation reserves the right to amend, alter, change or repeal any provisions contained in its Articles of Incorporation in any manner now or hereafter prescribed or permitted by statute. All rights of shareholders, directors or officers of the corporation are granted subject to this reservation.

6.2. Bylaws. The power to adopt, alter, amend or repeal the bylaws of the corporation or adopt new bylaws for the corporation shall be vested in the Board of Directors, subject, however, to the power of the shareholders to alter, amend repeal such bylaws.

6.3. Multiple Interests of Directors, Officers or Shareholders. The corporation may enter into contracts and otherwise transact business as vendor, purchaser or otherwise, with its directors, officers and shareholders and with corporations, associations, firms and entities in which they are or may be or become interested as directors, officers, shareholders, members or otherwise, as freely as though such adverse interests did not exist, even though the vote, action or presence of such director, officer or shareholder may be necessary to obligate the corporation upon such contracts or transactions; and in the absence of fraud no such contract or transaction shall be avoided and no such director, officer or stockholder shall be held liable to account to the corporation, by reason of such adverse interest or by reason of any fiduciary relationship to the corporation arising out of such office or stock ownership, for any profit or benefit realized by him through any such contract or transaction provided that in the case of directors and officers of the corporation (but not in the case of shareholders who are not directors or officers) the nature of the interest of such director or officer, though not necessarily the details or extent thereof, be disclosed or known to the Board of Directors of the corporation, at the meeting thereof at which such contract or transaction is authorized or confirmed. A general notice that a director or officer of the corporation is interested in any corporation, association, firm or entity shall be sufficient disclosure as to such director or officer with respect to all contracts and transactions with that corporation, association, firm or entity.

6.4. Ratification by Shareholders. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the shareholders or at any meeting of the shareholders called for the purpose of considering any such contract or act, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of shareholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the shareholders as though it had been approved or ratified by every shareholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interest, or for any other reason.

6.5. No Preemptive Rights. Shareholders of this corporation shall not have preemptive rights to acquire additional shares offered for sale by the corporation.

6.6. Cumulative Voting. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. A shareholder shall be entitled to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

ARTICLE VII

INITIAL REGISTERED OFFICE AND AGENT

7.1. The address of the initial registered office of the corporation in the State of Washington shall be:

14th Floor, Washington Building	1325 4th Ave.
P. O. Box 21926	Seattle, Washington 98111
Seattle, Washington, 98111

7.2. The registered agent of the corporation at such address shall be:

DeWitt Williams

ARTICLE VIII

BOARD OF DIRECTORS

8.1. The number of directors constituting the initial Board of Directors shall be three. They shall serve until the first annual meeting of shareholders or until their successors be elected and qualify. Their names and addresses are:

Name	Address
H. M. Keeler	222 Yale N. Seattle, Washington, 98109

Travis Keeler	222 Yale N. Seattle, Washington 98109

DeWitt Williams	14th Floor, Washington Building P. O. Box 21926 Seattle, Washington, 98111

8.2 The number of directors of the corporation shall be fixed as provided in the bylaws, and may be changed from time to time by amending the bylaws, but the number of directors shall not be less than the minimum number required by law nor more than nine.

ARTICLE IX

INCORPORATOR (S)

The name and address of the incorporator is:

Name	Address
H. M. Keeler	222 Yale North
Seattle, Washington, 98109

IN WITNESS WHEREOF, the incorporator has signed these Articles in duplicate the 28 day of April, 1981.

/s/ H.M. Keeler
H. M. Keller

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

OVERALL LAUNDRY SERVICES, INC.

The undersigned hereby submit the following Articles of Amendment to the Articles of Incorporation of Overall Laundry Services, Inc. (the “Corporation”) pursuant to the provisions of RCW 23B.10:

1. The name of the Corporation is overall Laundry Services, Inc.

2. The amendment to the Articles of Incorporation is to delete Article IV in its entirety and amend it to read as follows:

ARTICLE IV

SHARES

4.1 Number. The total number of shares authorized and which may be issued by this corporation shall be 25,000 shares of $1 par value common, to be referred to as “Voting Common Shares,” and 25,000 shares of $1 par value nonvoting common, to be referred to as “Nonvoting Common Shares.” Each class of shares shall be identical in all respects, except that the Nonvoting Common Shares shall carry no right to vote for the election of directors of the corporation, and no right to vote on any matter presented to the shareholders for their vote or approval, except only as the laws of this state require that voting rights be granted to such Nonvoting Common Shares.

4.2 Each $1 par value common share of the corporation issued and outstanding as of January 18, 1994, shall be reclassified as of such date as equal to 1 Voting Common Share and 1 Nonvoting Common Share.

4.3 The certificates representing issued and outstanding $1 par value common shares on January 18, 1994 may, but shall not be required to be, surrendered. Each share represented by such certificates shall be reclassified and deemed to represent, as of January 18, 1994, 1 Voting Common Share and 1 Nonvoting Common Share. Any of said certificates may be surrendered on or after such date for certificates representing the appropriate number of Voting Common Shares and Nonvoting Common Shares.

3. The amendment contains provisions describing the manner in which any exchange, reclassification, or cancellation of issued shares required by the amendment is to be effected.

4. The date of the adoption of the amendment by the shareholders of the Corporation was January 18, 1994.

5. The amendment was duly approved by the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

6. The manner in which such amendment effects a change in the amount of the Corporation’s authorized capital stock, and the amount of the authorized capital stock after such amendment, are as follows:

(A)	The number of authorized shares is changed from 50,000 shares of $1 par value common to 25,000 shares of $1 par value Voting Common Shares and 25,000 shares of $1 par value Nonvoting Common Shares.

(B)	The authorized capital stock of the corporation shall be 25,000 shares of Voting Common Shares and 25,000 shares of Nonvoting Common Shares.

DATED: January 18, 1994.

OVERALL LAUNDRY SERVICES, INC.

By	/s/ Travis H. Keeler
Travis H. Keeler, Its President, Its President

By	/s/ DeWitt Williams
DeWitt Williams, Its Secretary

ARTICLES OF AMENDMENT

OF

OVERALL LAUNDRY SERVICES, INC.

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

1. The name of the corporation is OVERALL LAUNDRY SERVICES, INC.

2. The Articles of Incorporation are amended by amending Article IV thereof to read as follows:

ARTICLE IV

SHARES

4.1 Number. The total number of shares authorized and which may be issued by this corporation are 50,000 shares of $1 par value common shares.

4.2 The $1 par value non-voting common shares issued and outstanding on December 26, 1986 shall be reclassified as of December 26, 1986 as $1 par value commons shares on a one for one basis, one share of common for each share of non-voting common.

4.3 The $1 par value voting preferred shares issued and outstanding on December 26, 1986 shall be reclassified as of December 26, 1986 as $1 par value common shares on a one for one basis, one share of common for each share of voting preferred.

4.4 It shall not be necessary to surrender the certificates representing issued and outstanding $1 par value non-voting common shares and $1 par value voting preferred shares on December 26, 1986. Such certificates shall be reclassified and deemed to represent a like number of $1 par value voting common shares on December 26, 1986. Said certificates may be surrendered at any time on or after December 26, 1986 for certificates representing a like number of $1 par value common shares.

3. The amendment was adopted by the shareholders of the corporation on December 24, 1986.

4. The number of shares of the corporation outstanding at the time of such adoption was 464.8 non-voting common and 3,369.8 voting preferred. The number of shares entitled to vote thereon was 464.8 non-voting common and 3,369.8 voting preferred.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Voting Preferred	3,369.8
Non-Voting Common	464.8

5. The number of shares voted for such amendment was 464.8 non-voting common and 3,369.8 voting preferred; and the number of shares voted against such amendment was 0.

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment as follows:

Class	Number of Shares
Voting Preferred	For:	3,369.8	Against:	0
Non-Voting Common	For:	464.8	Against:	0

6. The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as set forth in the amendment.

7. The manner in which such amendment effects a change in the amount of the corporation’s authorized capital stock, and the amount of the authorized capital stock as changed by such amendment, are as follows:

(A)	The number of authorized shares is changed from 1,000 shares $1 par value non-voting common and 7,250 shares $1 par value preferred to 50,000 shared $1 par value common;

(B)	The authorized capital stock of the corporation is increased from $8,250 to $50,000.

Dated: December 24, 1986

By	/s/ Travis H. Keeler
Travis H. Keeler, Its President, Its President

By	/s/ DeWitt Williams
DeWitt Williams, Its Secretary

ARTICLES OF AMENDMENT

OF

OVERALL LAUNDRY SERVICES, INC.

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

1. The name of the corporation is OVERALL LAUNDRY SERVICES, INC.

2. The Articles of Incorporation are amended by amending Article IV thereof to read as follows:

ARTICLE IV

SHARES

4.1 Number. The total number of shares authorized and which may be issued by this corporation are 1,000 shares of $1 par value non-voting common shares and 7,250 shares of $1 par value voting preferred shares.

4.2 Preference Dividends. The holders of preferred shares shall be entitled to receive out of the surplus of the corporation or out of the net earnings of the corporation, dividends when and if declared by the Directors at the rate of 12% per annum per share computed from April 30, 1981, upon the price paid at time of issuance of $100.00 per share, payable semi-annually on April 1 and October 1, in priority to any dividends on the common shares of the corporation. The dividends at the rate of 12% on the preferred shares shall not be cumulative from and after April 1, 1985, except that a pro-rata dividend shall be declared and paid for the period from April 1 to May 3, 1985. No dividend shall be declared, paid or set aside for payment on the common shares of the corporation in a fiscal year unless a dividend of $12.00 per share on the preferred shares has been declared, paid or set aside for payment in full in that same fiscal year.

4.3 Dissolution. Upon the dissolution or liquidation of the corporation, or upon any distribution of its assets by way of return of capital, the holders of preferred shares shall be entitled to receive and be paid the sum of $100.00 for each of such preferred shares held by them.

4.4 Redemption. The preferred shares shall be redeemable in whole or in part at one or more times at the option of the Board of Directors of the corporation to be exercised by the unanimous vote of the members of the Board, and upon notice given as hereinafter provided, at $100.00 per share, plus any declared but unpaid dividends, plus a premium in accordance with the following table:

If redemption occurs between:	Premium is:
5/1/81 - 4/30/82	$1.00
5/1/82 - 4/30/83	$2.00
5/1/83 - 4/30/84	$3.00
5/1/84 - 4/30/85	$4.00
5/1/85 - 4/30/86	$5.00
5/1/86 - 4/30/87	$4.00
5/1/87 - 4/30/88	$3.00
5/1/88 - 4/30/89	$2.00
5/1/89 - 4/30/90	$1.00
5/1/90 - and thereafter	$0

If the corporation shall at any time elect to redeem less than the whole of the outstanding preferred shares, it shall select by lot, in such manner as its Board of Directors shall determine, the preferred shares to be redeemed, or it shall redeem such proportion of such preferred shares held by each holder thereof as (a) the aggregate par amount of such preferred shares then to be redeemed shall bear to (b) the total par amount of such preferred shares then outstanding; provided that, if the redemption of such proportion of the preferred shares, held by any such holder, would require the redemption of a fraction of a share thereof, the corporation may redeem the whole of such share. If the corporation shall elect to redeem all or any of the preferred shares, notice of such election shall be given by mailing the same to every holder of record of preferred shares any of whose shares are then to be redeemed, on a date not less than 60 days nor more than 80 days prior to the date designated in such notice as the date of the redemption of preferred shares, at the address of such holder as the same shall appear on the books of the corporation. Such notice shall state that on the date therein specified the corporation will redeem all of the preferred shares represented by or included in the certificates which shall be specified by number in such notice, or a specified lesser number of such shares, as the case may be, upon the surrender for cancellation, duly endorsed, of the certificate or certificates representing or including the shares to be redeemed. A new certificate will thereafter be issued in the amount of the unredeemed shares. If the corporation shall give notice of redemption as herein provided, and shall, on or before the date specified in such notice for the redemption of any shares, deposit the amount of the redemption price thereof with a bank having an office in the City of Seattle, Washington, designated in such notice of redemption, all shares of preferred shares to be redeemed as set forth in such notice shall be deemed to have been redeemed on the date so specified, whether or not the certificates for such shares shall be surrendered for redemption and cancelled; and such shares of preferred shares called for redemption shall, from and after such date, cease to represent any interest whatever in the corporation or its property or to, have any right to vote; and the holders thereof shall have no rights, other than the right to receive, from and out of such deposit, such redemption price, without any dividends or interest from or after the date so specified.

4.5 Antidilution. Without the affirmative vote or written consent of the holders of all of the preferred shares at the time outstanding, the corporation shall not (a) increase the authorized amount of the preferred shares, or create any shares on a parity with the preferred shares or any stock having priority over the preferred shares or alter or change the preferences of such preferred shares, or (b) issue any additional common shares without giving the holders of preferred shares an opportunity to participate in the issue on a standing equal to the other offerees, or (c) create any mortgage, lien, security interest, or other encumbrance upon any of the property or assets of the corporation, except indebtedness incurred for a corporate purpose included within paragraph 3.1(a) of these articles.

3. The amendment was adopted by the Shareholders of the corporation on June 5, 1985.

4. The number of shares of the corporation outstanding at the time of such adoption was 464.8 non-voting common and 3,369.8 voting preferred. The number of shares entitled to vote thereon was 3,369.8 voting preferred.

The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Voting Preferred	3,369.8
Non-Voting Common	None

5. The number of shares voted for such amendment was 3,369.8 voting preferred; and the number of shares voted against such amendment was 0.

The number of shares of each class entitled to vote thereon as a class voted for and against such amendment as follows:

Class	Number of Shares
Voting Preferred	For:	3,369.8	Against:	0

6. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change.

7. The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No change.

Dated: June 5, 1985

By	/s/ Travis H. Keeler
Travis H. Keeler, Its President, Its President

By	/s/ DeWitt Williams
DeWitt Williams, Its Secretary

ARTICLES OF AMENDMENT

OF

OVERALL LAUNDRY SERVICES, INC.

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

FIRST: The name of the corporation is Overall Laundry Services, Inc.

SECOND: The following amendment of the Articles of Incorporation was unanimously adopted by the shareholders of the corporation on October 5, 1983:

ARTICLE IV

4.2 Preference Dividend

The holders of preferred shares shall be entitled to receive out of the surplus of the corporation or out of the net earnings of the corporation, dividends at the rate of 12% per annum per share computed from April 30, 1981 upon the price paid at time of issuance of $100.00 per share, payable semi-annually on April 1 and October 1, in priority to any dividends on the common shares of the corporation. The dividends at the rate of 12% on the preferred shares shall be cumulative from the date of issue. No dividend shall be paid or set aside for payment on the common shares of the corporation in a fiscal year unless an annual dividend on the preferred shares has been paid or set apart for payment in full.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1000 common shares and 7250 voting preferred shares; and the number of shares entitled to vote thereon was 7250.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Nonvoting Common	None

FIFTH: The number of shares voted for such amendment was 7250 voting preferred; and the number of shares voted against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares
Voting Preferred	For:	7250	Against:	0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: No change

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: No change

DATED: October 6, 1983.

By	/s/ illegible
President

By	/s/ illegible
Secretary

ARTICLES OF AMENDMENT

OF

OVERALL LAUNDRY SERVICES, INC.

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

FIRST: The name of the corporation is Overall Laundry Services, Inc.

SECOND: The following amendments of the Articles of Incorporation were adopted by the shareholders of the corporation on July 15, 1981.

ARTICLE IV

SHARES

4.1 Number. The total number of shares authorized and which may be issued by this corporation is 1000 shares of $1 par non-voting common shares and 7,250 shares of $1 par value voting preferred shares, reduced by each share which is subsequently purchased or redeemed by the corporation. The corporation shall have no authority to reissue any share purchased or redeemed by it, nor to increase the number of shares which it is authorized to issue by this Article 4.1.

4.2 Preference Dividends. The holders of preferred shares shall be entitled to receive out of the surplus of the corporation or out of the net earnings of the corporation, dividends at the rate of Twelve percent per annum per share, payable Semiannually on April 1 and October 1, in priority to any dividends on the common shares of the corporation. The dividends at the rate of Twelve percent per annum on the preferred shares shall be cumulative from the date of issue. No dividend shall be paid or set aside for payment on the common shares of the corporation in a fiscal year unless an annual dividend on the preferred shares has been paid or set apart for payment in full.

4.3 Dissolution. Upon the dissolution or liquidation of the corporation, or upon any distribution of its assets by way of return of capital, the holders of preferred shares shall be entitled to receive and be paid the sum of $100.00 for each of such preferred shares held by them.

4.4 Redemption. Up to 6,525 preferred shares in total, shall be redeemable at one or more times at the option of the Board of Directors of the corporation to be exercised by the unanimous vote of the members of the Board, and upon notice given as hereinafter provided, at $100.00 per share, plus any accumulated unpaid dividends, plus a premium in accordance with the following table:

If redemption occurs between:	Premium is:
5/1/81 - 4/30/82	$1.00
5/1/82 - 4/30/83	$2.00
5/1/83 - 4/30/84	$3.00
5/1/84 - 4/30/85	$4.00
5/1/85 - 4/30/86	$5.00
5/1/86 - 4/30/87	$4.00
5/1/87 - 4/30/88	$3.00
5/1/88 - 4/30/89	$2.00
5/1/89 - 4/30/90	$1.00
5/1/90 and thereafter	$0

If the corporation shall at any time elect to redeem less than the whole of the outstanding preferred shares, it shall redeem such proportion of such preferred shares held by each holder thereof as (a) the aggregate par amount of such preferred shares then to be redeemed shall bear to (b) the total par amount of such preferred shares then outstanding; provided that, if the redemption of such proportion of the preferred shares, held by any such holder, would require the redemption of a fraction of a share thereof, the corporation may redeem the whole of such share. If the corporation shall elect to redeem all or any of the preferred shares, notice of such election shall be given by mailing the same to every holder of record of preferred shares any of whose shares are then to be redeemed, on a date not less than 60 days nor more than 80 days prior to the date designated in such notice as the date of the redemption of preferred shares, at the address of such holder as the same shall appear on the books of the corporation such notice shall state that on the date therein specified the corporation will redeem ninety percent of the preferred shares represented by or included in the certificates which shall be specified by number in such notice, or a specified lesser number of such shares, as the case may be, upon the surrender for cancellation, duly endorsed, of the certificate or certificates representing or including the shares to be redeemed. A new certificate will thereafter be issued in the amount of the unredeemed shares. If the corporation shall give notice of redemption as herein provided, and shall, on or before the date specified in such notice for the redemption of any shares, deposit the amount of the redemption price thereof with a bank having an office in the City of Seattle, Washington, designated in such notice of redemption, all shares of preferred shares to be redeemed as set forth in such notice shall be deemed to have been redeemed on the date so specified, whether or not the certificates for such shares shall be surrendered for redemption and cancelled; and such shares of preferred shares called for redemption shall, from and after such date, cease to represent any interest whatever in the corporation or its property or to have any right to vote; and the holders thereof shall have no rights, other than the right to receive, from and out of such deposit, such redemption price, without any dividends or interest from or after the date so specified.

4.5 Antidilution. Without the affirmative vote or written consent of the holders of all of the preferred shares at the time outstanding, the corporation shall not (a) increase the authorized amount of the preferred shares, or create any shares on a parity with the preferred shares or any stock having priority over the preferred shares or alter or change the preferences of such preferred shares, or (b) issue any additional common shares without giving the holders of preferred shares an opportunity to participate in the issue on a standing equal to the other offerees, or (c) create any mortgage, lien, security interest, or other encumbrance upon any of the property or assets of the corporation, except indebtedness incurred for a corporate purpose included within paragraph 3.1(a) of these articles.

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000 nonvoting common and 7,250 voting preferred; and the number of shares entitled to vote thereon was 7,250 voting preferred.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Class	Number of Shares
Nonvoting Common	1,000

FIFTH: The number of shares voted for such amendment was 7,250 voting preferred; and the number of shares voted against such amendment was 0.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

Class	Number of Shares
Nonvoting Common	For:	1,000	Against:	0

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be affected, is as follows: No change

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

No change

DATED: July 15, 1983.

/s/ illegible
President

/s/ illegible
Secretary

SUBSCRIBED AND SWORN to before me this 15 day of July, 1981.

/s/ illegible
Notary Public in and for the State of Washington, residing at